UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 17, 2025

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Equity Purchase Agreement

On November 17, 2025, Topgolf Callaway Brands Corp. (the “Company”) and Callaway TG Holdco Inc., a wholly-owned direct subsidiary of the Company (“NewCo” and, together with the Company, the “Sellers”), entered into a definitive agreement to sell a 60% stake in the Topgolf and Toptracer business (“Topgolf”), pursuant to the terms of an Equity Purchase Agreement (the “Purchase Agreement”) by and among the Sellers and LGP TG Aggregator, LLC, an affiliate of Leonard Green & Partners, L.P (the “Purchaser”). The Purchase Agreement provides that the Purchaser will acquire 60% of the indirect equity interests of Topgolf (the “Sale”) based upon an equity value of approximately $1.1 billion. In connection with the Sale and related financing transactions, the Company expects to receive approximately $770 million in net proceeds. This estimate is based on the purchase price for the Topgolf equity interests of $660 million, plus the Company’s anticipated proceeds from the financing transactions, net of transaction fees and estimated purchase price adjustments. The board of directors of the Company has unanimously approved the Sale, the Purchase Agreement and the transactions contemplated thereby.

The Purchase Agreement contains customary representations, warranties and covenants. Between the date of the Purchase Agreement and the completion of the Sale (the “Closing”), the Company has agreed to conduct the Topgolf business in the ordinary course of business and has agreed to certain other operating covenants with respect to the Topgolf business as set forth more fully in the Purchase Agreement. The Closing is subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including, among other things, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory approvals, (ii) the absence of any law or order by any governmental authority that would restrain, enjoin, make illegal or otherwise prohibit the consummation of the transactions under the Purchase Agreement, (iii) the accuracy of the parties’ representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifications), (iv) the absence of any material adverse effect on the Topgolf business, (v) the execution of the Topgolf Operating Agreement (as defined below), (vi) the parties’ compliance with the covenants and agreements in the Purchase Agreement in all material respects, (vii) the receipt of certain specified consents, waivers and releases, and (viii) the completion of certain reorganization transactions in connection with the Sale. The Company has agreed to indemnify the Purchaser against any damages arising from, among other things, certain ongoing litigation matters, subject to certain thresholds and other limitations.

The Sale is expected to close in the first quarter of 2026, subject to the satisfaction of the foregoing closing conditions. The Purchase Agreement contains termination rights for both the Purchaser and the Company, including, among other bases for termination, (i) the right of either party to terminate the Purchase Agreement due to a material breach by the other party of any of its representations, warranties or covenants (which is not cured within 20 days after written notice of such breach) which would result in the closing conditions not being satisfied, (ii) the right of either party to terminate the Purchase Agreement if the Sale has not occurred by March 17, 2026, and (iii) the right of either party to terminate the Purchase Agreement if the Sale or any of the other transactions contemplated by the Purchase Agreement is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order.

Prior to the Closing and pursuant the terms of the Purchase Agreement, the Sellers and Topgolf are expected to complete an internal reorganization that will result in (i) the Company directly or indirectly retaining Topgolf’s equity ownership interest in Full Swing Golf Holdings, Inc. and (ii) a newly-formed indirect subsidiary of the Company (“TopCo”) indirectly owning 100% of Topgolf. At the Closing, Sellers will sell to Purchaser 60% of the outstanding equity interests of TopCo, and immediately following the Closing, the remaining 40% of the outstanding equity interests of TopCo will be held by the Company (indirectly through NewCo). In connection with the Closing, the parties are expected to enter into certain additional ancillary agreements, including a transition services agreement, a preferred marketing agreement, a Toptracer license agreement and a warehouse agreement.

At the Closing, the parties also expect to enter into an operating agreement of TopCo to govern the Topgolf business after the consummation of the Sale (the “Topgolf Operating Agreement”). Pursuant to the Topgolf Operating Agreement, following the Closing, TopCo will be managed by a board of managers, initially consisting of six managers. Immediately following the Closing, Purchaser will have the right to appoint three managers and the Company will have the right to appoint two managers. The Company will have the right to designate one manager if it holds less than 45%, but at least 20%, of the equity interests in TopCo that it held as of the Closing, and will not have the right to designate any managers if it ceases to hold at least 20% of the equity interests in TopCo that it held as of the Closing. For a period of two years after the Closing, the Company is restricted from transferring its interests in TopCo, except to certain permitted transferees or in connection with customary drag along and tag along rights, without the unanimous prior written consent of the board of managers. Thereafter, the Company will be able to transfer its equity interests in TopCo to a third party. Other than certain exceptions, transfers of equity interests by either Purchaser or the Company are subject to a right of first offer in favor of the other party as well as tag-along rights. The Company will have certain consent rights and consultation rights over material actions of TopCo and its subsidiaries, including over significant acquisitions and dispositions and the incurrence of certain indebtedness, which it will maintain until its equity ownership percentage falls below certain specified thresholds. Purchaser and the Company will also be entitled to certain quarterly tax distributions pursuant to the Topgolf Operating Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the Topgolf Operating Agreement, which is attached as Exhibit C to the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, and are incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the Purchase Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Purchase Agreement to be characterizations of the actual state of facts or conditions of the Company or the Topgolf business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the U.S. Securities and Exchange Commission. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 7.01 Regulation FD Disclosure.*

On November 18, 2025, the Company issued a press release captioned “Topgolf Callaway Brands Announces an Agreement to Sell a Majority Stake in its Topgolf Business to Leonard Green & Partners.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.*

(d) Exhibits.

Exhibit 2.1**	Equity Purchase Agreement, dated as of November 17, 2025, by and among Topgolf Callaway Brands Corp., Callaway TG Holdco Inc. and LGP TG Aggregator.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated November 18, 2025, captioned “Topgolf Callaway Brands Announces an Agreement to Sell a Majority Stake in its Topgolf Business to Leonard Green & Partners.”

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

The information furnished in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

**

Certain schedules, exhibits and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules, exhibits and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules, exhibits or annexes so furnished.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact made herein are forward-looking statements, including without limitation statements relating to the proposed sale of a majority stake in the Topgolf business, the timing and expected proceeds thereof, the satisfaction of closing conditions, the entry into the Topgolf Operating Agreement and other ancillary agreements and the terms of such agreements and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts. These statements are based upon current information and expectations, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including the risk that the Sale may not close on the terms or timing described herein, or at all, Purchaser’s and the Company’s ability to satisfy the closing conditions to complete the Sale on a timely basis, or at all, and the risk of the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, those risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2024, well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the SEC. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: November 18, 2025	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President, General Counsel and Corporate Secretary